SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):      September 18, 2007

TRUE NORTH ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51519	98-043482
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Allen Center, 1200 Smith Street	77002
16th Floor, Houston, Texas	(Zip Code)
(Address of principal executive offices)

(713) 353-3948
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 24, 2007, we filed a Current Report on Form 8-K dated September 18, 2007 (the “Original Report”) disclosing, among other things, in Items 1.01, 2.02, and 3.01, thereof that our newly formed, wholly-owned subsidiary, ICF Energy Corporation (“ICF”) had completed its purchase of assets under a Purchase and Sale Agreement with Prime Natural Resources, Inc., a Texas corporation (“Prime”). Thereunder ICF acquired certain oil and gas properties and related assets (the “Properties”) of Prime located in Brazoria County, Texas. The Properties, which include two producing wells, cover approximately 1,150 acres and currently are producing approximately one million standard cubic feet of gas and ten barrels of oil per day.

Pursuant to Item 9.01 of Form 8-K, we are hereby providing statements of revenues and direct operating expenses for the Properties and pro forma financial information reflecting the acquisition of the Properties (collectively the “Financial Statements”) for the periods indicated in Item 9.01 below.

With the exception of the Financial Statements provided in Item 9.01 hereof, no changes have been made to the Original Report. The disclosures in this Form 8-K/A continue to speak as of the date of the Original Report and do not reflect any events occurring after the filing of the Original Report.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 18, 2007 we and our newly formed, wholly-owned subsidiary, ICF Energy Corporation (“ICF”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Valens U.S. SPV I, LLC (“Valens US”), a Delaware limited liability company in its capacity as Agent and with Valens US and Valens Offshore SPV II, Corp. in their capacities as purchasers (the “Purchasers”). Pursuant to the Securities Purchase Agreement, we and ICF sold secured term notes (the “Secured Notes”) to the Purchasers in the aggregate principal amount of $3,750,000, following which the Purchasers became our and ICF's senior secured lenders. At closing, on September 19, 2007, we utilized approximately $2,260,000 of the Secured Notes proceeds to pay Prime Natural Resources, Inc. (“Prime”) the balance of the cash component of the purchase price due to Prime under the Purchase and Sale Agreement between ICF and Prime (the “Prime Purchase Agreement”) entered into on August 31, 2007. On September 19, 2007, we also issued 1,928,375 shares of our common stock to Prime representing payment of the stock component of the purchase due to Prime under the Prime Purchase Agreement. In connection with this issuance, we granted Prime piggyback registration rights.

The cash and stock payments allowed us to complete ICF’s acquisition of certain oil and gas assets of Prime including two producing wells with an estimated two BCF of recoverable gas. The producing properties are currently producing approximately one million standard cubic feet per day of gas and ten barrels of oil per day, net to the asset owner. All revenues from these producing assets and all other assets owned by ICF are required to flow through a controlled lockbox account to insure that part of such revenues will be used to repay the obligations under the Secured Notes. In the event of a default by us or ICF under the Securities Purchase Agreement, the Secured Notes or any related agreements, the Purchasers will have the right to block the account until the default is remedied. Repayment of the Secured Notes and satisfaction of our and ICF’s other obligations under the Securities Purchase Agreement and related agreements has been secured by the grant of liens and other security interests on all of our and ICF’s principal assets. To further secure the debt, we have pledged our ICF shares to the Purchasers.

In addition to the foregoing, pursuant to the Securities Purchase Agreement and related agreements:

•	we issued common stock purchase warrants to the Purchasers to purchase up to an aggregate of 1,953,126 shares of our common stock (the “Company Warrants”);

•	ICF issued common stock purchase warrants to the Purchasers to purchase up to an aggregate of 1,000 shares of common stock of ICF (the “ICF Warrants”);

•
ICF issued to the Purchasers an aggregate 5% overriding royalty interest in the oil and gas properties of ICF which reduces to an aggregate 3% overriding royalty interest upon the payment in full of the Secured Notes;

•
we and ICF paid to the Purchasers and/or Valens Capital Management, LLC, the investment manager for the Purchasers an aggregate of approximately $336,000 consisting of transaction fees, advance prepayment discount deposits, due diligence fees and the reimbursement of expenses (including legal fees and expenses) incurred by the Purchasers in connection with the entering into of the Securities Purchase Agreement and related agreements;

•	we and ICF agreed to negative covenants customary for transactions of this type;

•	we and ICF granted registration rights to the Purchasers with respect to the shares underlying the Company and ICF warrants;

•
we and ICF granted the Purchasers a right of first refusal to provide additional financing sought by us, ICF, or our respective subsidiaries, if any, until such time as all obligations of ours and ICF to the Purchasers have been paid in full excluding financing for the contemplated Powder River Transaction, as hereinafter defined;

•
we and ICF entered into an agreement with the Purchasers to negotiate the terms of a shareholders agreement between the Purchasers and the then shareholders of ICF at such time, if ever, that the Purchasers exercise the ICF warrants, such shareholders agreement to require ICF to seek the written approval of the Purchasers before taking certain actions;

•
EH&P Investments AG (“EH&P”), the holder of an aggregate of $500,000 of our promissory notes entered into a subordination agreement with Valens US, in its capacity as agent for the Purchasers in which EH&P agreed to take a junior position to that of the Purchasers;

•	we utilized approximately $252,384 of the net proceeds from the Secured Notes to pay off our August 23, 2007 secured promissory notes in the aggregate principal amount $250,000;

•
we and ICF entered into a Collateral Assignment with Valens US, in its capacity as agent for the Purchasers, whereby we and ICF assigned to Valens US for the ratable benefit of Valens US and the Purchasers all of our rights, but not the obligations, under the Prime Purchase Agreement and related agreements;

•
we and ICF entered into a Master Security Agreement, dated September 18, 2007 whereby we assigned and granted to Valens US, as Agent, for the ratable benefit of the Purchasers, a security interest in certain property now owned or at any time thereafter acquired by us or ICF, or in which we or ICF have or at any time in the future may acquire any right, title, or interest;

•
we paid $192,000, agreed to issue 300,000 common stock purchase warrants with an exercise price of $0.48 per share and granted piggyback registration rights with respect to the shares underlying the warrants to a financial advisor as a finder’s fee; and

•
we and ICF executed a post closing letter dated as of September 18, 2007 with Valens US, in its capacity as Agent for the Purchasers, in which Valens US agreed to allow us to satisfy certain requirements under the Securities Purchase Agreement on a post closing basis, the failure of which to achieve within the applicable time limits contained therein constitutes an event of default under the Securities Purchase Agreement and related agreements.

The Secured Notes which mature on September 18, 2010 (the “Maturity Date”) provide for interest payments on the outstanding principal amount at the rate of 13% per annum payable monthly in arrears. Amortizing payments of principal are also due monthly. Commencing October 1, 2007 and on the first business day of such succeeding month thereafter through and including the Maturity Date (each an “Amortization Date”) we and ICF are required, jointly and severally, to make monthly payments to the Purchasers in an amount equal to the monthly Amortization Amount (which includes any accrued and unpaid interest on such portion of the principal amount) plus any and all other unpaid amount which are then owing under the Notes, the Purchase Agreement and/or any related agreements. For each Amortization Date during the period ending on September 18, 2008, Amortization Amount means an amount equal to the greater of (i) $100,000 and (ii) sixty percent (60%) of the net revenue (the “Net Revenue Amount”) relating to all oil and gas properties of ICF (collectively, the Oil and Gas Properties”) for the calendar month immediately preceding the applicable Amortization Date and (b) for each Amortization Date thereafter, an amount equal to the greater of (i) $100,000 and (ii) eighty percent (80%) of the Net Revenue Amount relating to the Oil and Gas Properties for the calendar month immediately preceding the applicable Amortization Date, provided, however, such percentage will increase to one hundred percent (100%) upon the occurrence and during the continuance of an event of default.

The Company Warrants are exercisable at any time during the five year period ending September 18, 2012 at an exercise price equal to the lesser of (i) $0.48 per share or, (ii) if the transactions contemplated by a purchase and sale agreement involving oil and gas assets and properties in Wyoming’s Powder River Basin (the “Powder River Transaction”) being negotiated between us and Angel LLC, CN Energy LLC, Swanson Energy Company, LLC, Fuel Exploration, LLC, MHBR Energy LLC, and Rocky Mountain Rig LLC (collectively the “Sellers”) are consummated, a price equal to the then fully diluted price per share of the Company common stock issued by us to the Sellers in connection with such purchase and sale agreement. The Company Warrants contain customary adjustment provisions for events affecting the Company and its common stock. The Purchasers have been granted registration rights with respect to the Company Warrants.

The ICF Warrants are only exercisable in the event the Powder River Transaction is not consummated on or before January 18, 2008. The exercise price of the ICF Warrants is $0.01 per share. The ICF Warrants contain a cashless exercise provision and customary adjustment provisions for events affecting ICF and its common stock. The Purchasers have been granted registration rights with respect to the ICF Warrants.

The Company Registration Rights Agreements provide for the registration of the shares underlying the Company Warrants. They require us to file a registration statement by the earlier of (i) January 18, 2008 and (ii) if we and/or ICF have been notified or become aware that consummation for the Powder River Transaction will not occur prior to January 18, 2008 the date that is the later of (A) 30 days from the date of such notification or awareness and (B) November 17, 2007. We are further required to have the registration statement declared effective (i) on or before 200 days following September 18, 2007 if the Powder River transaction is consummated on or before January 18, 2008 and (ii) on or before 180 days following September 18, 2007 if the Powder River Transaction is not consummated on or before January 18, 2008. The Company Registration Rights Agreements require us to pay liquidated damages if we do not satisfy our obligations under such agreements, including our obligations to file, obtain, or maintain the effectiveness of registration statements as required under the Company Registration Rights Agreements.

The ICF Registration Rights Agreements provide for the registration of the ICF shares underlying the ICF Warrants and apply only in the event that (i) the Powder River Transaction is not consummated on or prior to January 18, 2008 and (ii) ICF becomes a public reporting company. If applicable, ICF is required to file a registration statement 60 days after the later of (i) the date on which ICF becomes a public reporting company and (ii) the earlier of (A) January 18, 2008 and (B) the date on which we or ICF receive notice that the Powder River Transaction is not going to occur prior to January 18, 2008 (the “Filing Date”). ICF is further required to have the registration statements declared effective (the “Effective Date”) no later than 120 days following the Filing Date. The ICF Registration Rights Agreements require us to pay liquidated damages if we do not satisfy our obligations under such agreements, including our obligation to file, obtain or maintain the effectiveness of registration statements as required under the ICF Registration Rights Agreements.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As discussed in greater detail in Item 1.01 hereof, on September 19, 2007 we and ICF Energy Corp. completed the sale of $3,750,000 in secured promissory notes and related transactions under the September 18, 2007 Securities Purchase Agreement among us, ICF Energy Corp., Valens U.S. SPV I, LLC, as Agent and Valens U.S. SPV I, LLC and Valens Offshore SPV II, Corp. as Purchasers.

As discussed in greater detail in Item 1.01 hereof, on September 19, 2007 our wholly owned subsidiary, ICF Energy Corp., completed its purchase of assets under a Purchase and Sale Agreement executed on August 31, 2007 between ICF Energy Corp. and Prime Natural Resources, Inc. which has been given retroactive effect to July 1, 2007.

ITEM 3.01 UNREGISTERED SALES OF EQUITY SECURITIES

As discussed in greater detail in Item 1.01 hereof, we and ICF Energy Corp. issued common stock and warrants in connection with the Prime Natural Resources, Inc. and Valens entities transactions. All of these issuances were made in reliance on Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements and Exhibits filed as part of this Report are as follows:

Page
(a) Financial Statements of Business Acquired

Report of Independent Registered Public Accounting Firm	F-1

Statements of Revenues and Direct Operating Expenses for the three months ended July 31, 2007 and 2006 (unaudited) and for the years ended April 30, 2007 and 2006	F-2

Notes to Statements of Revenues and Direct Operating Expenses	F-3

(b) Pro Forma Financial Information

Unaudited Pro Forma Balance Sheet as of July 31, 2007	F-7

Unaudited Pro Forma Statement of Operations for the year ended April 30, 2007	F-8

Unaudited Pro Forma Statement of Operations for the three-month period ended July 31, 2007	F-9

Notes to Unaudited Pro Forma Financial Statements	F-10

(c) Exhibits

Exhibit 4.1	$1,874,596 Secured Term Note of Registrant and ICF Energy Corp. dated September 18, 2007 issued to Valens Offshore SPV II, Corp. *

Exhibit 4.2	$1,875,404 Secured Term Note of Registrant and ICF Energy Corp. dated September 18, 2007 issued to Valens Offshore SPV I, LLC *

Exhibit 4.3	Warrant of Registrant dated September 18, 2007 issued to Valens Offshore SPV II, Corp. for the exercise of 976,353 shares *

Exhibit 4.4	Warrant of Registrant dated September 18, 2007 issued to Valens U.S. SPV I, LLC for the exercise of 976,773 shares *

Exhibit 4.5	Warrant of ICF Energy Corporation dated September 18, 2007 issued to Valens Offshore SPV II, Corp. for the exercise of 499 shares *

Exhibit 4.6	Warrant of ICF Energy Corporation dated September 18, 2007 issued to Valens U.S. SPV I, LLC for the exercise of 501 shares *

Exhibit 10.1
Securities Purchase Agreement dated as of September 18, 2007 among Registrant, ICF Energy Corporation, Valens U.S. SPV I, LLC as Agent and Valens U.S. SPV I, LLC and Valens Offshore SPV II, Corp. as Purchasers *

Exhibit 10.2	Registration Rights Agreement dated as of September 18, 2007 between Registrant and Valens Offshore SPV II, Corp. *

Exhibit 10.3	Registration Rights Agreement dated as of September 18, 2007 between Registrant and Valens U.S. SPV I, LLC. *

Exhibit 10.4	Registration Rights Agreement dated as of September 18, 2007 between ICF Energy Corp. and Valens Offshore SPV II, Corp. *

Exhibit 10.5	Registration Rights Agreement dated as of September 18, 2007 between ICF Energy Corp. and Valens U.S. SPV I, LLC. *

Exhibit 10.6	Stock Pledge Agreement dated as of September 18, 2007 between Valens U.S. SPV I, LLC, as Agent, and Registrant. *

Exhibit 10.7	Subordination Agreement dated as of September 18, 2007 among EH&P Investments AG, Valens U.S. SPV I, LLC, as Agent, Registrant, and ICF Energy Corporation. *

Exhibit 10.8	Assignment, Bill of Sale and Conveyance dated September 18, 2007 between Prime Natural Resources, Inc. and ICF Energy Corporation. *

Exhibit 10.9	Collateral Assignment dated as of September 18, 2007 among Registrant, ICF Energy Corporation and Valens U.S. SPV I, LLC, as Agent. *

Exhibit 10.10	Master Security Agreement dated as of September 18, 2007 among Registrant, ICF Energy Corporation and Valens U.S. SPV I, LLC, as Agent. *

Exhibit 10.11	Funds Escrow Agreement dated as of September 18, 2007 among Registrant, ICF Energy Corporation, Valens U.S. SPV I, LLC, as Agent, Valens Offshore SPV II, Corp. and Loeb & Loeb, LLP. *

Exhibit 10.12	Agreement to Execute Shareholders’ Agreement dated as of September 18, 2007 among Registrant, ICF Energy Corporation and Valens U.S. SPV I, LLC and Valens Offshore SPV II, Corp. *

Exhibit 10.13	Post Closing Letter Agreement dated as of September 18, 2007 between Registrant and Valens U.S. SPV I, LLC. *

Exhibit 10.14	Piggyback Registration Rights Agreement dated as of September 18, 2007 between Registrant and Prime Natural resources, Inc. *

* Filed with the Form 8-K dated September 18, 2007 on September 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NORTH ENERGY CORPORATION
Dated: December 3, 2007
	By:	/s/ John I. Folnovic
	Name:	John I. Folnovic
	Title:	President and Chief Executive Officer

Report of Independent Registered Public Accounting Firm

True North Energy Corporation
Houston, Texas

We have audited the accompanying statements of revenues and direct operating expenses of certain oil and gas properties (the “Prime Carve-Out Financial Statements”), as defined in the purchase and sale agreement between ICF Energy Corp., a wholly-owned subsidiary of True North Energy Corporation (the “Company”) and Prime Natural Resources, Inc. dated August 31, 2007 (the “Agreement’) for the years ended April 30, 2007 and 2006. The Prime Carve-Out Financial Statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Prime Carve-Out Financial Statements based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Prime Carve-Out Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Prime Carve-Out Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Prime Carve-Out Financial Statements. We believe our audit provides a reasonable basis for our opinion.

The accompanying Prime Carve-Out Financial Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2 to the Prime Carve-Out Financial Statements and are not intended to be a complete presentation of the revenues and expenses of the certain oil and gas properties, as defined in the Agreement.

In our opinion, the Prime Carve-Out Financial Statements referred to above present fairly, in all material respects, the revenues and direct operating expenses as described in Note 2 to the Prime Carve-Out Financial Statements for the years ended April 30, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

December 3, 2007

True North Energy Corporation
Prime Carve-Out Financial Statements
Statements of Revenues and Direct Operating Expenses

	Three Months Ended July 31,		Years Ended April 30,
	2007	2006	2007	2006
	(Unaudited)

Revenues	$689,642	$864,230	$3,011,670	$4,574,083
Direct operating expenses	155,722	164,528	580,928	786,326

Excess of revenues over direct operating expenses	$533,920	$699,702	$2,430,742	$3,787,757

See accompanying notes to Prime Carve-Out Financial Statements.

True North Energy Corporation
Prime Carve-Out Financial Statements
Notes to Statements of Revenues and Direct Operating Expenses

1. The Properties

On September 19, 2007 ICF Energy Corporation (“ICF”), a wholly owned subsidiary of True North Energy Corporation (“True North” or the “Company”), acquired certain oil and gas properties and related assets (the “Properties”) located in Brazoria County, Texas from Prime Natural Resources, Inc. (the “Seller”) for approximately $3.5 million (the “Purchase Price”).

2. Basis For Presentation

The accompanying statements of revenues and direct operating expenses was derived from the Seller's accounting records. During the periods presented, the Properties were not accounted for or operated as a separate division of the Seller. Revenues and direct operating expenses for the Properties included in the accompanying statements present the net collective working and revenue interests acquired by the Company. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties acquired and do not include all of the oil and natural gas operations of Prime, other owners, or other third-party working interest owners. Direct operating expenses include lease operating expenses and production and other taxes. General and administrative expenses, depreciation, depletion and amortization (“DDA”) of oil and gas properties, and applicable income taxes have been excluded from direct operating expenses in the accompanying statements of revenues and direct operating expenses because the allocation of certain expenses would be arbitrary and would not be indicative of what such costs would have been had the Properties been operated as a stand alone entity. Prime accounted for the Properties using the full cost method of accounting for oil and gas activities, while the Company uses the successful efforts method. No exploration costs relative to the Properties were incurred during the periods presented. Complete and separate financial statements prepared in accordance with accounting principles generally accepted in the United States of America do not exist and are not practicable to prepare in these circumstances. The statements of revenues and direct operating expenses presented are not indicative of the results of operations of the Properties on a go-forward basis due to changes in the business and the omission of various operating expenses.

The accompanying statements of revenues and direct operating expenses for the three months ended July 31, 2007 and 2006 are unaudited. In the opinion of management, the accompanying statements of revenue and direct operating expenses include all adjustments necessary to present fairly, in all material respects, the Properties historical results.

3. Summary of Significant Accounting Policies

Use of Estimates
The preparation of the Prime Carve-Out Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Although these estimates are based on management’s best available knowledge of current and future events, actual results could be different from those estimates.

Revenue Recognition
Revenues are recognized for oil and natural gas sales when production is sold to a purchaser at a fixed or determinable price.

4. Supplemental Oil and Gas Information (Unaudited)

Estimated Quantities of Oil and Natural Gas Reserves

The following estimates of net proved oil and natural gas reserves of the Properties located entirely within the United States of America are based on evaluations prepared by third-party reservoir engineers. Reserves were estimated in accordance with guidelines established by the SEC and the Financial Accounting Standards Board (“FASB”), which require that reserve estimates be prepared under existing economic and operating conditions with no provisions for price and cost changes except by contractual arrangements. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, reserve estimates are expected to change as additional performance data becomes available.

A determination of proven reserves as of April 30, 2006 was not prepared. The information presented below for the years ended April 30, 2006 and 2007 were determined by adjusting the April 30, 2007 proved reserves for the actual production activity to determine what the proved reserves would have been as of each of April 30, 2006 and 2005.

Estimated quantities of proved domestic oil and gas reserves and changes in quantities of proved developed reserves for each of the years were as follows:

	Oil (Bbls)	Gas (Mcf)

Total proved reserves - April 30, 2005	21,381	1,662,858
Production	(6,082)	(498,446)
Purchases of reserves in-place	-	-
Extensions and discoveries	-	-
Sales of reserves in place	-	-
Revisions of previous estimates	-	-
Total proved reserves - April 30, 2006	15,299	1,164,412
Production	(4,678)	(401,313)
Purchases of reserves in-place	-	-
Extensions and discoveries	-	-
Sales of reserves in place	-	-
Revisions of previous estimates	-	-
Total proved reserves - April 30, 2007	10,621	763,099

Proved developed reserves
April 30, 2006	15,299	1,164,412
April 30, 2007	10,621	763,099

Standardized Measure of Discounted Future Net Cash Flows

The following table sets forth the computation of the standardized measure of discounted future net cash flows relating to proved reserves and the changes in such cash flows in accordance with Statement of Financial Accounting Standard No. 69. The standardized measure is the estimated excess future cash flows from proved reserves less estimated future production and development costs, estimated plugging and abandonment costs, and a discount factor. Future income taxes are excluded from the calculation as the Seller’s tax basis in the Properties is not indicative of the Company’s tax basis therein. Future cash inflows represent expected revenues from production of period-end quantities of proved reserves based on April 30, or year-end prices, and any fixed and determinable future price changes provided by contractual arrangements in existence at year end. Price changes based on inflation, federal regulatory changes and supply and demand are not considered. Estimated future production costs related to period-end reserves are based on April 30 (year-end) costs. Such costs include, but are not limited to, production taxes and direct operating costs. Inflation and other anticipatory costs are not considered until the actual cost change takes effect. A discount rate of 10% is applied to the annual future net cash flows.

The standardized measure of discounted future net cash flows relating to the Properties' proved oil and gas reserves as of April 30, 2007 is as follows:

Future cash inflows	$6,782,900
Future production and development costs	(1,411,600)

Future net cash flows before income taxes	5,371,300
Discount at 10% annual rate	(876,300)

Standardized measure of discounted future net cash flows	$4,495,000

Information regarding the principal changes in the standardized measure of discounted future net cash flows relating to proved oil and gas reserve is not presented as no reserve report was available or prepared for periods prior to April 30, 2007.

True North Energy Corporation
Unaudited Pro Forma Financial Statements

The following unaudited pro forma financial statements and related notes are presented to show the pro forma effects of the acquisition of the Properties from Prime Natural Resources, Inc. (the “Seller”).

The pro forma statements of operations are presented to show income from continuing operations as if the acquisition of the Properties occurred as of the May 1, 2006. The pro forma balance sheet is based on the assumption that the acquisition of the Properties occurred effective July 31, 2007.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the acquisition of the Properties occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma financial statements should be read in conjunction with the notes thereto, True North's Annual Report on Form 10-KSB for the year ended April 30, 2007 and Quarterly Report on Form 10-QSB for the three months ended July 31, 2007, and the statements of revenues and direct operating expenses included herein.

True North Energy Corporation
Unaudited Pro Forma Balance Sheet
As of July 31, 2007

	True North Historical	Pro Forma Adjustments		Pro Forma

Assets
Current assets:
Cash and cash equivalents	$31,057	$784,560	(1)	$815,617
Prepaid expenses and other current assets	276,262	(34,799	)(3)	241,463
Total current assets	307,319	749,761		1,057,080
Website development costs, net	12,760	-		12,760
Property and equipment, net	8,665	-		8,665
Oil and gas properties, using successful efforts accounting method	2,249,293	3,789,380	(2)	6,038,673
Other assets	-	689,690	(3)	689,690
Total assets	$2,578,037	$5,228,831		$7,806,868

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$365,763	$343,457	(4)	$709,220
Stock compensation payable	88,062	-		88,062
Insurance note payable	85,262	-		85,262
Total current liabilities	539,087	343,457		882,544
Asset retirement obligation	-	81,870	(5)	81,870
Notes payable, net of unamortized discount	404,217	3,068,686	(6)	3,472,903
Total liabilities	943,304	3,494,013		4,437,317

Commitments and contingencies

Stockholders’ Equity:
Preferred Stock	-	-		-
Common Stock	6,658	193	(7)	6,851
Additional paid-in capital	20,143,868	1,734,625	(8)	21,878,493
Pre-exploration stage accumulated deficit	(72,350)	-		(72,350)
Accumulated deficit during exploration stage	(18,443,443)	-		(18,443,443)
Total stockholders’ equity	1,634,733	1,734,818		3,369,551
Total liabilities and stockholders’ equity	$2,578,037	$5,228,831		$7,806,868

See notes to financial statements.

True North Energy Corporation
Unaudited Pro Forma Statement of Operations
For the Year Ended April 30, 2007

	Historical Results		Pro Forma
	True North	Properties	Adjustments		Pro Forma

Revenues	$-	$3,011,670	$-		$3,011,670

Costs and expenses:
Exploration costs	6,473,608	-	-		6,473,608
Lease operating expenses	107,616	580,928	-		688,544
Accretion expense	-	-	3,439	(a)	3,439
General and administrative:
Compensation and benefits	1,650,439	-	-		1,650,439
Legal and accounting	274,920	-	-		274,920
Advisory board fees	210,636	-	-		210,636
Investor relations	152,240	-	-		152,240
Other G&A expenses	197,903	-	-		197,903
Depreciation, depletion and amortization	8,638	-	1,306,005	(b)	1,314,643
Total costs and expenses	9,076,000	580,928	1,309,444		10,966,372

Income (loss) from operations	(9,076,000)	2,430,742	(1,309,444)		(7,954,702)

Other income:
Interest income	10,876	-	-		10,876
Interest expense	(3,986)	-	(1,142,660	)(c)	(1,146,646)

Loss before income taxes	(9,069,110)	2,430,742	(2,452,104)		(9,090,472)
Income taxes	-	-	-		-

Net loss	$(9,069,110)	$2,430,742	$(2,452,104)		$(9,090,472)

Basic and diluted loss per common share	$(0.14)				$(0.14)

Weighted-average common shares outstanding	63,111,430		1,928,375		65,039,805

See notes to pro forma financial statements.

True North Energy Corporation
Unaudited Pro Forma Statement of Operations
For the Three Months Ended July 31, 2007

	Historical Results		Pro Forma
	True North	Properties	Adjustments		Pro Forma

Revenues	$-	$689,642	$-		$689,642

Costs and expenses:
Exploration costs	19,531	-	-		19,531
Lease operating expenses	84,309	155,722	-		240,031
Accretion expense	-	-	896	(a)	896
General and administrative:
Compensation and benefits	9,028,129	-	-		9,028,129
Legal and accounting	54,424	-	-		54,424
Advisory board fees	(10,359)	-	-		(10,359)
Investor relations	18,052	-	-		18,052
Other G&A expenses	80,261	-	-		80,261
Depreciation, depletion and amortization	2,678	-	256,542	(b)	259,220
Total costs and expenses	9,277,205	155,722	257,438		9,690,185

Loss from operations	(9,277,025)	533,920	(257,438)		(9,000,543)

Other income:
Interest income	764	-	-		764
Interest expense	(17,476)	-	(221,545	)(c)	(239,021)

Loss before income taxes	(9,293,737)	-	(478,983)		(9,238,800)
Income taxes	-	-	-		-

Net loss	$(9,293,737)	$533,920	$(478,983)		$(9,238,800)

Basic and diluted loss per common share	$(0.14)				$(0.14)

Weighted-average common shares outstanding	65,459,556		1,928,375		67,387,931

See notes to pro forma financial statements.

True North Energy Corporation
Notes to Unaudited Pro Forma Financial Statements

Basis of Presentation

The unaudited pro forma statement of operations for the year ended April 30, 2007 is based on the audited financial statements of True North for the year ended April 30, 2007, the audited the statements of revenues and direct operating expenses for the year ended April 30, 2007,and the adjustments and assumptions described below.

The unaudited pro forma statement of operations for the three months ended July 31, 2007, and the unaudited pro forma balance sheet as of July 31, 2007, are based on the unaudited financial statements of True North as of and for the three months ended July 31, 2007, the unaudited statements of revenues and direct operating expenses for the three months ended July 31, 2007, and the adjustments and assumptions described below.

Pro Forma Adjustments

The unaudited pro forma balance sheet reflects the following adjustments associated with the acquisition of the Properties as of July 31, 2007.

(1)	To record the net cash proceeds received in connection with the financing of the acquisition of the Properties.
(2)
To record the acquisition of the Properties. Consists of cash paid to Seller ($2,259,738), value of True North common stock issued to Seller ($925,620), assumed liabilities ($343,457), closing and other transaction-related costs ($178,695), and asset retirement obligation of $81,870.

(3)
To record deferred financing costs associated with the financing of the acquisition of the Properties including $127,884 attributable to the fair value of warrants to purchase 300,000 shares of True North common stock issued to a financial advisor at an exercise price of $0.48 per share. The warrants expire September 18, 2012.

(4)	To record the value of liabilities assumed at closing. Such amounts were treated as a reduction of the cash consideration paid to Seller.
(5)	To recognize the present value of the estimated asset retirement obligation associated with the Properties.
(6)
To record $3.75 million of notes payable with a stated interest rate of 13% issued to finance the acquisition of the Properties, net of related debt discount of $681,314. The discount represents the relative fair value of warrants issued to the lender in connection with the financing for the purchase of 1,953,126 shares of True North common stock at an exercise price of $0.48 per share. The warrants expire September 18, 2012.

(7)	To record the par value of 1,928,375 shares of True North common stock issued to the Seller.
(8)
To record the fair value of True North common stock issued to the Seller ($925,427), the relative fair value of common stock warrants issued to the lenders ($681,314), and the fair value of common stock warrants issued to other third parties in connection with the transactions.

The unaudited pro forma statements of operations reflect the following adjustments:

(a)	To record accretion of the asset retirement obligation associated with the Properties.
(b)	To record incremental depreciation, depletion and amortization expense, using units of production method, resulting from the purchase of the Properties.
(c)
To record interest expense associated with debt issued in connection with the acquisition of the Properties ($419,750 for the year ended April 30, 2007 and $81,381 for the three months ended July 31, 2007) and amortization of the deferred financing costs and the fair market value of warrants issued incurred in connection with the financing of the acquisition of the Properties ($722,910 for the year ended April 30, 2007 and $140,164 for the three months ended July 31, 2007). These charges are being amortized to interest expense over the term of the related agreements using the effective interest rate method.